EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Poverty Dignified Inc. and subsidiary for the year ended August 31, 2017 of our reports dated December 13, 2017 included in its 10-K dated December 13, 2017 relating to the financial statements and financial statement schedules for the two years ended August 31, 2017 listed in the accompanying index.

/s/ Spiegel Accountancy Corporation

Pleasant Hill, California

December 13, 2017

APPENDIX 10B

2300 Contra Costa Blvd, Suite 425 • Pleasant Hill. CA 94523 • Phone (925) 977-4000 • Fax (925)363-3370